BRIDGES INVESTMENT FUND, INC.

256 Durham Plaza

8401 West Dodge Road

Omaha, Nebraska 68114

402-397-4700

January 23, 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND

PROXY STATEMENT

To the Shareholders of

Bridges Investment Fund, Inc.

The Annual Meeting of the shareholders of Bridges Investment Fund, Inc., a Nebraska corporation, will be held at the office of the corporation in the City of Omaha, State of Nebraska, at 256 Durham Plaza, 8401 West Dodge Road, on February 19, 2002, at 11:00 a.m., Omaha Time, for the following purposes:

1. To elect a Board of fourteen (14) Directors, as provided in Section 1 below;

2. To approve or reject the continuance of the investment advisory contract, continuing the employment of Bridges Investment Counsel, Inc. as investment adviser to the Fund for the year ending April 17, 2003, as more fully described in Section 2 below;

3. To approve or reject the ratification of the selection of KPMG LLP as independent auditors for the Fund for the year ending December 31, 2002, as provided in Section 3 below.

4. To transact such other business as may properly come before the meeting.

This proxy is solicited by the Board of Directors, to be voted at the Annual Meeting or any adjournment thereto. The cost of the Proxy solicitations will be paid by the investment adviser for the Fund. Additional solicitation may be made by mail, personal interview, or telephone by Fund personnel, who will not be compensated therefore. The cost of any such additional solicitation will also be paid by the Fund's investment adviser.

If you do not expect to be present, please sign the enclosed Proxy and mail it to Bridges Investment Fund, Inc., 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114. All valid Proxies obtained will be voted in favor of the election of directors, unless specified to the contrary. With respect to the continuance of the investment advisory contract (Item 2 above), and the ratification of the selection of accountants (Item 3 above), all valid Proxies will be voted in accordance with the designation on the Proxies. If no designation is made, Proxies will be voted in favor of the proposals. Any shareholder has the power to revoke his Proxy at any time prior to the voting thereof by sending a letter to the Fund's office, or by executing a new Proxy. The giving of a Proxy will not affect your right to vote in person if you attend the Annual Meeting. At the beginning of the meeting, all shareholders in attendance will be given an opportunity to revoke their Proxies and to vote personally on each matter described herein.

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The Board of Directors has fixed the close of business on January 15, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The transfer books of the Fund will not be closed.

On January 15, 2002, the Fund had outstanding 1,937,749.084 shares of capital stock, par value $1 per share. After the elimination of 465.084 fractional shares which are not entitled to be voted, there were 1,937,284 full shares outstanding on January 15, 2002, which are entitled to vote. In the election of directors, shareholders are entitled to cumulative voting, which means that each share is entitled to as many votes as there are directors to be elected. Such votes may all be cast for one nominee or distributed among as many nominees and in such proportions as the holder sees fit. The fourteen nominees with the most votes will be elected as directors. The Board of Directors does not solicit cumulative voting with this Proxy Statement. In other matters, each share is entitled to one vote, except that fractional shares are not entitled to vote.

The Annual Report for the year ended December 31, 2001, mailed simultaneously with this Proxy Statement to the shareholders, includes a statement of assets and liabilities as of December 31, 2001, and a statement of income and expenses for the year ended that date. Any shareholder who desires additional copies may obtain them upon request at the office of the Fund, 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114.

1. Election of Directors

The Fund By-Laws provide for the election of fourteen (14) directors who will serve until the next Annual Meeting of the shareholders and until their successors are elected and qualified.

The persons named in the enclosed Proxy intend to nominate and vote in favor of the election of the nominees listed below, all of whom have consented to serve the term for which they are standing for election. If for any reason any of the nominees shall become unavailable for election, the Proxy will be voted for nominees selected by the management.

The following information is furnished as to the proposed nominees whose terms of office will run from February 19, 2002, to February 18, 2003:

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Disinterested Directors
Name, Age, Position with Fund and Term of Office	Principal Occupation(s) and Directorships*	Number and Percentage of Fund Shares Beneficially Owned as of December 31, 2001
Frederick N. Backer, 69 Director (1979 present)

Mr. Backer is currently President of JAT Investments, Limited, formerly JAT Corp., a private investment concern that operated a restaurant for twenty-five years. His responsibilities as President of JAT Corp. commenced in August, 1972.

2,822 shares 0.15%
N. Phillips Dodge, Jr., 65 Director (1983 present)

Mr. Dodge is President of N. P. Dodge Company, a leading commercial and residential real estate brokerage concern in the area of Omaha, Nebraska. Mr. Dodge has held this position since July, 1978. Mr. Dodge is also a principal officer and director of a number of subsidiary and affiliated companies in the property management, insurance, and real estate syndication fields. Mr. Dodge became a Director of American States Water Company (formerly Southern California Water Company) in April, 1990, and a Director of the Omaha Public Power District as of January 5, 2000, for a six year term.

4,989 shares 0.26%
John W. Estabrook, 74 Director (1979 present)

Mr. Estabrook was the Chief Administrative Officer of the Nebraska Methodist Hospital and its holding company, Nebraska Methodist Health System, in Omaha, Nebraska, beginning June, 1959. Effective January 1, 1987, Mr. Estabrook relinquished the position of President of Nebraska Methodist Hospital, assuming the Presidency of the Nebraska Methodist Health System until his retirement on August 31, 1992.

45,858 shares 2.36%
Jon D. Hoffmaster, 54 Director (1993 present)

From 1987 to 1998 was employed by InfoUSA, where he served as President and Chief Operating Officer, Chief Financial Officer, Executive Vice President and director. From 1980 to 1987, Mr. Hoffmaster was President and Chief Executive Officer of First National Bank of Bellevue, Nebraska.

8,588 shares 0.44%

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Name, Age, Position with Fund and Term of Office	Principal Occupation(s) and Directorships*	Number and Percentage of Fund Shares Beneficially Owned as of December 31, 2001
John J. Koraleski, 51 Director (1995 present)

Mr. Koraleski is Executive Vice President-Marketing & Sales of the Union Pacific Railroad Company headquartered in Omaha, Nebraska. Mr. Koraleski was employed by Union Pacific in June, 1972, where he has served in various capacities. He was promoted to his present position in March, 1999. As the Executive Vice President-Marketing & Sales, Mr. Koraleski is responsible for all sales, marketing, and commercial activities for the railroad and its Union Pacific Distribution Services subsidiary. He is a member of the Railroad's Operating Committee. He is Vice President-Finance and a Member of the Board of Trustees for Union Pacific Foundation. Prior to his current position, Mr. Koraleski was the Railroad's Chief Financial Officer, Controller of Union Pacific Corporation, and was responsible for the Railroad's Information Technologies and Real Estate Departments.

397 shares 0.02%
Roger A. Kupka, 71 Director (1982 present)

Mr. Kupka was the President and Chief Executive Officer and principal owner of Nebraska Builders Products Co. of Omaha, Nebraska. He held this position from 1969 until November, 1986, when he sold the company. During the past five years, Mr. Kupka has been Vice Chairman of the Board of Directors of PSI Group, and currently serves on its Board of Directors. PSI Group, headquartered in Omaha, Nebraska, is one of the largest mail sorting companies in North America with over 800 employees and 12 operational centers throughout the U.S.

5,327 shares 0.27%
Gary L. Petersen, 58 Director (1987 present)

Mr. Petersen is the retired President of Petersen Manufacturing Co. Inc. of DeWitt, Nebraska. Mr. Petersen commenced employment with the Company in February, 1966. He became President in May, 1979, and retired in June, 1986. Petersen Manufacturing Co. Inc. produced a broad line of hand tools for national and worldwide distribution under the brand names Vise-Grip, Unibit, Prosnip, and Punch Puller.

45,518 shares 2.35%

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Name, Age, Position with Fund and Term of Office	Principal Occupation(s) and Directorships*	Number and Percentage of Fund Shares Beneficially Owned as of December 31, 2001
John T. Reed, 58 Director (1999 present)

Mr. Reed is Chairman of McCarthy & Co. of Omaha, Nebraska, and a member of the Board of Directors of McCarthy Group, Inc., participating in the management of the Firm's corporate finance and asset management business since February, 1997. Mr. Reed was formerly with Arthur Andersen for 32 years before retiring in August, 1996. Mr. Reed served as the managing partner of Arthur Andersen's Omaha office while also serving as partner in charge of that office's tax and business consulting practices.

31 shares 0.00%
Roy A. Smith, 67 Director (1976 present)

Mr. Smith was President of H. P. Smith Motors, Inc. for decades until the Company was sold to a new owner in the Third Quarter of 1997. Mr. Smith is currently President of Old Mill Toyota of Omaha, Nebraska, and is a director of the Mid City Bank of Omaha. Mr. Smith has been designated as the Lead Independent Director of the Fund.

30,828 shares (1) 1.59%
Janice D. Stoney, 61 Director (1999 present)

Mrs. Stoney retired as Executive Vice President, Total Quality System, US WEST Communications in December, 1992. Mrs. Stoney began her career within the telephone industry as a service representative with the Northwestern Bell Telephone Company in August, 1959. Mrs. Stoney earned various officer positions that culminated in becoming President of Northwestern Bell Telephone Company from 1987 - 1989 and President of the Consumer Division of US WEST from 1989 - 1991. During her distinguished business career, Mrs. Stoney has served on the Board of Directors of the Federal Reserve Bank, Tenth District, Omaha Branch, from 1984 to 1988; the Northwestern Bell Telephone Company, 1985 to 1990; Tennant Company located in Minneapolis, Minnesota from 1986 to 1995; and US WEST Communications Group, Inc. 1989 to 1992. Mrs. Stoney currently serves on the Board of Directors of the Whirlpool Corporation, headquartered in Benton Harbor, Michigan where she has served since 1987. She was elected in 1999 as a Director of Williams Cos. headquartered in Tulsa, Oklahoma.

1,856 shares 0.10%

(1) This includes 8,035 shares that are held for Roy A. Smith's niece and nephew in two trusts, and for which Mr. Smith is the custodian and has the right to vote the shares.

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Name, Age, Position with Fund and Term of Office	Principal Occupation(s) and Directorships*	Number and Percentage of Fund Shares Beneficially Owned as of December 31, 2001
L.B. Thomas, 65 Director (1992 present)

Mr. Thomas retired in October, 1996, from ConAgra, Inc. He retired as Senior Vice President, Risk Officer and Corporate Secretary for ConAgra, Inc., headquartered in Omaha, Nebraska. ConAgra has sales of approximately $25 billion world-wide and is the second largest processor of food products in the United States. He was also a member of ConAgra's Management Executive Committee. Mr. Thomas joined ConAgra as assistant to the Treasurer in 1960. He was named Assistant Treasurer in 1966; Vice President, Finance in 1969; Vice President, Finance and Treasurer in 1974; added the Corporate Secretary responsibility in 1982; and became Senior Vice President in 1991. Mr. Thomas is a director of Lozier Corp. located in Omaha, Nebraska and the Exchange Bank of Mound City, Missouri, and a member and treasurer of the Nebraska Methodist Health System Board of Directors.

844 shares 0.04%
John K. Wilson, 47 Director (1999 present)

Mr. Wilson is President of Durham Resources, LLC. Durham Resources, LLC is a privately held investment company headquartered in Omaha, Nebraska. Mr. Wilson commenced his career with Durham Resources, LLC in February, 1983. Prior to becoming President in May, 1994, Mr. Wilson served in the position of Secretary-Treasurer and Vice President-Finance. Mr. Wilson currently serves on the Advisory Board U.S. Bank National Association, Omaha, Nebraska.

2,006 shares 0.10%

* Except as otherwise indicated, each individual has held the position shown or other positions in the same company for the last five years.

The address for all Fund Directors is 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114.

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Interested Directors and Officers

The following Directors and Officers are interested persons of the Fund. The determination of an interested person is based on the definition in Section 2(a)(19) of the Investment Company Act of 1940, and Securities and Exchange Commission Release (Release No. IC-24083, dated October 14, 1999), providing additional guidance to investment companies about the types of professional and business relationships that may be considered to be material for purposes of Section 2(a)(19).

Name, Age, Position with Fund and Term of Office	Principal Occupation(s) and Directorships*	Number and Percentage of Fund Shares Beneficially Owned as of December 31, 2001
Edson L. Bridges II, 69 (1) Chairman (1997 present) Chief Executive Officer (1997 present) Director (1963 present)

Mr. Bridges became Chairman and Chief Executive Officer of Bridges Investment Fund, Inc. on April 11, 1997, after serving as President from September 28, 1970 through April 11, 1997. In September, 1959, Mr. Bridges became associated with the predecessor firm to Bridges Investment Counsel, Inc. and is presently the President and Director of Bridges Investment Counsel, Inc. Mr. Bridges is also President and Director of Bridges Investor Services, Inc., a company that became Transfer Agent and Dividend Disbursing Agent effective October 1, 1987. Mr. Bridges is President and Director of Provident Trust Company, chartered to conduct business on March 11, 1992, and, since December 2000, Director of Bridges Investment Management, Inc., an investment management firm.

67,134 shares (2), (3) 3.46%
Edson L. Bridges III, 43 (4) President (1997 present) Director (1991 present)

Mr. Bridges has been a full-time member of the professional staff of Bridges Investment Counsel, Inc. since August 1983. Mr. Bridges has been responsible for securities research and the investment management for an expanding base of discretionary management accounts, including the Fund, for more than eight years. Mr. Bridges was elected President of Bridges Investment Fund, Inc. on April 11, 1997, and he assumed the position of Portfolio Manager at the close of business on that date. Mr. Bridges has been Executive Vice President-Investments of Bridges Investment Counsel, Inc. since February, 1993, and he is a Director of that firm. Mr. Bridges is an officer and a Director of Bridges Investor Services, Inc. and Provident Trust Company. Since December 2000, Mr. Bridges has been President and Director of Bridges Investment Management, Inc. Mr. Bridges became a Director of Stratus Fund, Inc., an open-end, regulated investment company located in Lincoln, Nebraska, in October, 1990.

32,790 shares (5), (6) 1.69%

* Except as otherwise indicated, each individual has held the position shown or other positions in the same company for the last five years.

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(1) Edson L. Bridges II is the father of Edson L. Bridges III. Mr. Bridges II is an interested person because he is a director and officer of the Fund and a director and officer of the Fund's investment adviser, Bridges Investment Counsel, Inc.

(2) 13,301 shares are owned in Mr. Bridges' name; 8,324 shares are held by a corporate trustee for the Bridges Investment Counsel, Inc. Profit Sharing Trust, and 4,024 shares represent a beneficial interest in Bridges Investment Counsel, Inc. Pension Trust. These shares represent estimated interests in the Trusts' holding of the Fund's shares; 2,920 shares are held by U.S. Bank National Association as Custodian for master plan Individual Retirement Act and Simplified Employee Pension accounts. Sally S. Bridges, Mr. Bridges' wife, owns 3,565 shares in her own name and 1,442 shares in a master plan IRA account.

(3) Edson L. Bridges II acts as a sole trustee for two trusts that are registered with the Fund's transfer agent in the name of the grantor or the principal beneficiary of the trust. These trusts have an ownership of 10,518 shares of the Fund outstanding as of December 31, 2001. Mr. Bridges also serves as a co-trustee of five other trusts with individual trustees and corporate trustees for 16,833 shares and co-trustee with Edson L. Bridges III of two trusts with individual trustees for 6,207 shares for a total of 23,040 shares of the Fund as of December 31, 2001. These shares are reported in the beneficial ownership interests of Mr. Bridges solely because of his voting power. The 6,207 shares of the Fund are also reported in the beneficial ownership interests of Edson L. Bridges III. See footnote (6). Mr. Bridges' practice with respect to voting shares of the Fund will be to deliver proxies to the beneficial owners, other co-trustees, or other representatives for the trustees' accounts in all situations where such policy is administratively feasible and legally possible.

(4) Edson L. Bridges III is the son of Edson L. Bridges II. Mr. Bridges III is an interested person because he is a director and officer of the Fund and a director and officer of the Fund's investment adviser, Bridges Investment Counsel, Inc.

(5) Mr. Bridges' ownership is represented by 2,670 shares held in the Bridges Investment Counsel, Inc. Profit Sharing Trust; 1,795 shares held in the Pension Trust of Bridges Investment Counsel, Inc. by the Trustees of these plans; 4,955 shares held in a 401(k) Plan and Trust for employees of Bridges Investment Counsel, Inc. and 1,220 shares in an IRA Custodial Account held by U.S. Bank National Association. Mr. Bridges also has a 814 share interest in a family trust. Tracy Taylor Bridges, Mr. Bridges' wife, holds 306 shares in an IRA Custodial Account and 14,665 shares in a 401(k) Plan. In addition, 158 shares are held in Educational IRA Accounts for each of Mr. Bridges three children, Edson L. IV, Taylor K. and Mary E. Bridges.

(6) Edson L. Bridges III is named as co-trustee with Edson L. Bridges II for two trusts with a total of 6,207 shares of capital stock of the Fund as of December 31, 2001. The capital stock owned is registered with the Fund's transfer agent in the name of the trust, and these shares are reported in the beneficial ownership interests of Mr. Bridges solely because of his voting power. The 6,207 shares of the Fund are also reported in the beneficial ownership interests of Edson L. Bridges II. See footnote (3).

Bridges Investment Counsel, Inc., investment adviser to the Fund, has a Cash or Deferred Profit Sharing Plan and Trust (the Profit Sharing Trust) and a Pension Plan and Trust for its employees, and both include some persons who are not officers or Directors of the Fund. Provident Trust Company, as non-discretionary Trustee of the Profit Sharing Trust, owned 39,863 Fund shares for the benefit of the Plan participants. Provident Trust Company, as Trustee of the Pension Plan and Trust held 12,677 shares of the Fund on behalf of the Pension Plan participants. The beneficial interests (based on the allocations of percentage interests as described below) of the officers and employees of Bridges Investment Counsel, Inc. in the Profit Sharing Plan and Trust and the Pension Plan and Trust who are also directors and officers of the Fund are included in their statements of beneficial stock ownership.

With respect to shares reported for beneficial interests held in the Profit Sharing Plan and Trust, the shares shown are based upon September 30, 2001 actual figures, and the shares of the Pension Plan and Trust of Bridges Investment Counsel, Inc. shown in this Proxy Statement are

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based upon actual figures as of the December 31, 2001 allocations of percentage interests in the retirement plans for each employee. However, actual ownership at December 31, 2001, will vary from the reported shares based upon new entrants to the plans, changes in compensation levels for existing participants, and other factors that determine a participant's percentage interest in each of these plans. These determinations may not be finalized before March 31, 2002; for both the Profit Sharing Plan and Trust thus, the disclosures of beneficial interests in this Proxy Statement as of December 31, 2001, are the best estimates possible from the available information at this time, except the beneficial interests in the Pension Plan have been determined to be correct for December 31, 2001.

Provident Trust Company of Omaha, Nebraska, had 193 shareholders as of December 31, 2001, no one of whom owned more than 3.7% of the total outstanding voting shares of common stock. Provident Trust Company is managed by personnel of Bridges Investment Counsel, Inc. under a perpetual Management Agreement. At December 31, 2001, Provident Trust Company maintained accounts that held shares of Bridges Investment Fund, Inc. for its customers in the following capacities where Provident Trust Company has the right to vote the Fund shares: 164,135 shares as sole trustee, and 16,699 shares as co-trustee with an individual. The total shares held by Provident Trust Company in these two capacities is 180,834. The number of shares that Provident Trust Company has the right to vote in its capacity as trustee or co-trustee is 8.45% of the total Fund shares outstanding on December 31, 2001. Provident Trust Company does not own any shares of the Fund as principal. The records of the transfer agent for the Fund maintain the ownership of the shares in the name of the trust account or the beneficial owner. Ownership interests are reported in this Proxy Statement in the name of the trust account or the beneficial owners. Provident Trust Company's practice with respect to voting shares of the Fund will be to deliver proxies to the beneficial owners or other representatives for the customer accounts in all situations where such policy is administratively feasible and legally possible. Provident Trust Company has officers who are not employees of Bridges Investment Counsel, Inc. or officers of Bridges Investment Fund, Inc. who may vote proxies for trust customers in those instances where an independent point of view and the avoidance of a conflict of interest are important considerations. Fund Directors Frederick N. Backer, John W. Estabrook, Edson L. Bridges II and Edson L. Bridges III are also Directors of Provident Trust Company.

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The officers of the Fund as disclosed herein have been elected by the Board of Directors on April 13, 2001, and their terms of office run from April 13, 2001, to April 13, 2002.

Additional Officers of the Fund
Name, Age, Position with Fund and Term of Office	Principal Occupation(s) and Directorships*	Number and Percentage of Fund Shares Beneficially Owned as of December 31, 2001
Nancy K. Dodge, 40 Treasurer (1986 present)

Mrs. Dodge has been an employee of Bridges Investment Counsel, Inc. since January, 1980. Her career has progressed through the accounting department of that Firm, to her present position as Vice President of Fund Services. Mrs. Dodge is the person primarily responsible for day to day operations for the Fund, and she is also the key person for handling relations with shareholders, the custodian bank, and the auditor. Mrs. Dodge is an officer and Director of Bridges Investor Services, Inc., and a Trust Administrator for Provident Trust Company.

2,229 shares 0.11%
Brian Kirkpatrick, 30 Vice President (2000 present)

Mr. Kirkpatrick has been an employee of Bridges Investment Counsel, Inc. since August 24, 1992. Mr. Kirkpatrick has been a full-time member of the professional staff of Bridges Investment Counsel, Inc., responsible for securities research, and the investment management for an expanding base of discretionary management accounts, including the Fund, for several years. Mr. Kirkpatrick is also a Trust Assistant for Provident Trust Company.

2,213 shares 0.11%
Mary Ann Mason, 49 Secretary (1987 present)

Mrs. Mason has been an employee of Bridges Investment Counsel, Inc. since June, 1981. Her career has been mainly in the staff services area as a secretary. Mrs. Mason is also Corporate Secretary and Treasurer for Bridges Investment Counsel, Inc., Secretary, Treasurer and Trust Administrator for Provident Trust Company, Secretary and Treasurer for both Bridges Investor Services, Inc. and Bridges Investment Management, Inc., and a Director of Bridges Investor Services, Inc.

8,065 shares 0.42%

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Name, Age, Position with Fund and Term of Office	Principal Occupation(s) and Directorships*	Number and Percentage of Fund Shares Beneficially Owned as of December 31, 2001
Linda Morris, 35 Assistant Treasurer (2000 present)

Mrs. Morris has been an employee of Bridges Investment Counsel, Inc. since August, 1992. Her career with Bridges Investment Counsel, Inc. has been largely in the client accounting area. In recent years, Mrs. Morris has been the primary accounting person to determine the daily net asset value for the shares of the Fund. Mrs. Morris was elected Assistant Treasurer of the Fund in April, 1999. Mrs. Morris is also Associate Director of Accounting for Bridges Investment Counsel, Inc. and a Trust Assistant for Provident Trust Company.

881 shares 0.05%
Kathleen J. Stranik, 58 Assistant Secretary (1995 present)

Mrs. Stranik has been an employee of Bridges Investment Counsel, Inc. since January, 1986. Mrs. Stranik has functioned as an executive secretary to both Edson L. Bridges II and Edson L. Bridges III throughout her career with the Fund. Mrs. Stranik is Vice President of Administration for the Fund's investment manager, an officer and director of Bridges Investment Services, Inc., Assistant Secretary, Assistant Treasurer and Trust Officer for Provident Trust Company, and Assistant Secretary and Assistant Treasurer for Bridges Investment Management, Inc.

2,091 shares 0.11%
Trinh Wu, 44 Controller (2001 present)

Mrs. Wu has been an employee of Bridges Investment Counsel, Inc. since February 1, 1997. Mrs. Wu has functioned as the lead accountant for the day to day operation of the Fund. Prior to employment at Bridges Investment Counsel, Inc., Mrs. Wu performed operating and accounting activities for 17 years in the Estate and Trust Department of the predecessor institutions to U.S. Bank, N.A. Nebraska. Mrs. Wu was elected to the position of Controller of the Fund at the October 16, 2001 meeting of the Board of Directors.

1,407 shares 0.07%

* Except as otherwise indicated, each individual has held the position shown or other positions in the same company for the last five years.

The address for all Fund Officers is 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114.

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The share ownership disclosures reported herein are as of December 31, 2001. To summarize the foregoing information, the Directors and Officers of the Fund own beneficially or of record 259,667 shares, which are equal to 13.38% of the 1,940,495 Fund shares outstanding on December 31, 2001.

Set forth below are the dollar ranges of securities of the Fund beneficially owned by each director as of December 31, 2001.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund
	None	$1 - $10,000	$10,001 - $50,000	$50,001 - $100,000	Over $100,000
Frederick N. Backer				X
Edson L. Bridges II					X
Edson L. Bridges III					X
N. Phillips Dodge, Jr.					X
John W. Estabrook					X
Jon D. Hoffmaster					X
John J. Koraleski			X
Roger A. Kupka					X
Gary L. Petersen					X
John T. Reed		X
Roy A. Smith					X
Janice D. Stoney				X
L.B. Thomas			X
John K. Wilson				X

Meetings

During 2001, the Board of Directors held five meetings and the Administration and Nominating Committee and Audit Committee each held three meetings. Fund Directors Frederick N. Backer, Edson L. Bridges II, Edson L. Bridges III, N. Phillips Dodge, Jr., Jon D. Hoffmaster, John J. Koraleski, Roger A. Kupka, Gary L. Petersen, and Janice D. Stoney had a 100% attendance record at all meetings of the Board of Directors and all meetings of committees of which they are members. All other directors had an attendance record of at least 75% for all meetings of Board of Directors and all meetings of committees of which they are members (on a combined basis).

Compensation

No direct compensation or other remuneration was paid to the Directors or officers by the Fund in 2001. However, the Directors as a group were paid a total of $16,500.00 by Bridges Investment Counsel, Inc. for their attendance at Audit Committee, Administration and Nominating Committee, and Board of Directors meetings during 2001. However, Bridges Investment Counsel, Inc. was reimbursed by the Fund for the actual fees paid to independent directors in the calendar quarter that follows the actual attendance by the member of the Board for regular meetings and special or committee sessions.

Based on recommendations made by the independent directors of the Fund at their meeting held on December 4, 2001, commencing in 2002, the Fund will pay each director a fee of $300.00 for each Board of Directors meeting attended, which will cover independent director and Committee meetings when such meetings occur in continuous session on the same date, and a fee of $150.00 for each Committee meeting attended when held on a separate date from a regularly scheduled Board of Directors meeting. Interested directors, Edson L. Bridges II and Edson L. Bridges III, are not paid any Fund director fees.

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2. Approval or Rejection of the Continuance of the Investment Advisory Contract

On April 17, 1963, the Board of Directors of the Fund approved an investment advisory contract to be entered into between the Fund and Bridges Investment Counsel, Inc., the investment adviser, located at 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska. The management contract continues in effect only so long as such continuance is specifically approved at least annually by the Board of Directors, or by vote of a majority of the outstanding voting securities of the Fund; in either case, the terms of this Agreement and any renewal thereof must have been approved by the vote of a majority of Directors who are not parties to such contract or Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The contract may be terminated by either party on sixty days' written notice and terminates automatically if assigned. The contract was last submitted to the Fund's shareholders for their approval on February 20, 2001, and the purpose of that submission was to secure a continuation of the contract with Bridges Investment Counsel, Inc. for the period from April 17, 2002, through April 17, 2003.

The recommendation to continue the contract past April 17, 2002, was made by the independent members of the Board of Directors at a meeting called for that purpose on December 4, 2001. This recommendation was then favorably acted upon at the Regular Quarterly Meeting of the Board of Directors on January 8, 2002, for submission to the shareholders for action on February 19, 2002.

Under its contract with the Fund, the investment adviser furnishes continuing investment supervision for the Fund and provides office space, facilities, equipment, and personnel for managing the assets of the Fund. In addition, the investment adviser pays all of the expenses of registering the Fund with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933 and has agreed to pay all expenses of maintaining those registrations. Further, under this contract, the investment adviser has agreed to pay all expenses of initially qualifying and maintaining the qualification of shares of the Fund in whole or in part under the securities laws of such states as the Fund may from time to time designate.

For these services, the Fund agrees to pay the investment adviser a quarterly fee of one-eighth (1/8) of one percent (1%) of the average net asset value of the Fund, which approximates 1/2 of 1% on an annual basis, as determined by appraisals made as of the close of each month of the applicable quarter. However, in the contract, the investment adviser has guaranteed the Fund that the Fund's total expenses, exclusive of stamp and other taxes but including fees paid to the investment adviser, shall not in any year exceed in the aggregate a maximum of one and one-half percent (1 1/2%) of the average net asset value of the Fund for such year as determined by appraisals made as of the close of each month thereof. If such expenses exceed the one and one-half per cent (1 1/2%) maximum, the investment adviser has agreed to reimburse the Fund for the amount of the excess.

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The investment adviser's fees for the last three fiscal years were as follows: $279,315.80 in 1999, $369,341.42 in 2000, and $315,093.26 in 2001. There have been no reimbursed expenses under the 1 1/2% of net assets expense limitation during the past three fiscal years.

Edson L. Bridges II, Chairman of the Board of the Fund, is also President of Bridges Investment Counsel, Inc., the Firm which is investment adviser to the Fund. The total of 600 shares of capital stock of the investment adviser are owned as follows as of December 31, 2001: Edson L. Bridges II, 525 shares; Sally S. Bridges, wife of Edson L. Bridges II, three shares; Edson L. Bridges III, six shares; and Provident Trust Company as Trustee for the Bridges Investment Counsel, Inc. Profit Sharing Plan and Trust, 66 shares. The officers of Bridges Investment Counsel, Inc. hold a beneficial interest of 72.407% of the 66 shares held in the Profit Sharing Plan and Trust, including a 40.04% allocation for Mr. Edson L. Bridges II that is equal to a 26.42 share indirect ownership for him. Mr. Edson L. Bridges III holds a 12.85% indirect beneficial interest in the Profit Sharing Plan and Trust of Bridges Investment Counsel, Inc., resulting in an attribution of 8.48 shares of ownership in Bridges Investment Counsel, Inc. capital stock. When the 8.48 indirect shares are combined with the six shares owned directly, Mr. Bridges III holds 14.48 shares of Bridges Investment Counsel, Inc. capital stock, for a 2.19% interest in that Firm. Thus, both Edson L. Bridges II and Edson L. Bridges III's beneficial interest in the stock ownership of Bridges Investment Counsel, Inc. is 565.90 shares, representing 94.32% of the total 600 shares outstanding, when their attributed shares from the Profit Sharing Plan and Trust are included with shares owned personally. The shares of Bridges Investment Counsel, Inc. held by Edson L. Bridges II and Edson L. Bridges III are commonly controlled pursuant to a voting trust agreement dated December 15, 2000 between them in order to comply with State of Nebraska, Department of Banking and Finance, Bureau of Securities regulations regarding investment adviser representatives.

Mr. Edson L. Bridges II, Mrs. Sally S. Bridges, and Mr. Edson L. Bridges III are the three Directors of Bridges Investment Counsel, Inc. Mrs. Bridges' address is 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114.

Bridges Investment Counsel, Inc. does not advise any other investment companies.

In order for the investment advisory contract to be continued, approval by the holders of the majority of the outstanding shares of the Fund is necessary. If the contract is not adopted by the shareholders, the Board of Directors would take an appropriate alternative action.

Prior to recommending approval of the investment adviser contract at their December 4, 2001, meeting, the independent Directors of the Fund reviewed the financial resources of the investment adviser, the investment performance record, types of securities purchased, and asset size of the Fund in comparison with funds of similar size and comparable investment objectives, the operating costs relative to other funds, and other factors including the quality of investment advice and other services set forth in a special study prepared annually for the Board members by the investment manager. In addition, the independent Directors reviewed the expertise,

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personnel, and resources the investment adviser is willing to commit to the management of the Fund, its compliance program, the cost of comparable services and the benefits received by the investment adviser. At each Board of Directors meeting, the Board reviews the brokerage commissions and fees paid with respect to securities transactions undertaken for the Fund's portfolio during the prior three-month period for the cost efficiency of the services provided by the brokerage firms involved -- all of which brokerage firms are non-affiliated with the Fund and its investment adviser. The Fund's Board of Directors reviewed an annual disclosure on soft dollar commission arrangements of the investment adviser and the benefits that the investment adviser and its clients may receive from the Fund's portfolio transactions at its April 13, 2001 Board meeting. The Board has regularly reviewed the brokerage commissions paid on each portfolio security transaction since 1995, and the actions taken by the management during the prior quarter with respect to portfolio transactions and commission levels have been approved by the Board of Directors.

During the most recent fiscal year ended December 31, 2001, the Fund paid Bridges Investor Services, Inc. $27,234.20 in fees for dividend disbursement, transfer agency, and certain report filings for deferred employee benefit plans and individual retirement accounts. These services are provided under a separate contract between the Fund and Bridges Investor Services, Inc., a company owned by the employees of Bridges Investment Counsel, Inc. The Fund's Board of Directors reviews the appropriateness of the cost to the Fund and to its shareholders, and the Board approves all changes in scheduled charges for compensation under the contract arrangement between the two companies. Bridges Investor Services, Inc. will continue to be a vendor to the Fund for the business activities described in this paragraph.

Rule 30d-1 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 requires, that a brief description of each matter voted upon at a meeting of shareholders be made in the Annual Shareholder Report and/or in a semi-annual report following the shareholder meeting. This description shall include the number of votes cast for, against, or withheld as well as the number of abstentions including an apparent tabulation with respect to each matter or nominee for office. Please consult Exhibit 4 in the Annual Shareholder Report for 2001 that accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement for the matters and the results acted upon at the February 20, 2001, Annual Meeting of Shareholders.

3. Ratification or Rejection of Selection of Accountants

The Investment Company Act of 1940 provides that the accountants of an investment company shall be selected by a majority of the members of the Board of Directors who are not affiliated with the investment adviser of the Fund, that such selection shall be submitted for ratification or rejection at the Annual Meeting of the shareholders, and that the employment of such accountants shall be conditioned upon the right of the Fund, by vote of a majority of its outstanding shares, to terminate such employment.

On January 8, 2002, the independent members of the Board of Directors unanimously recommended the selection of KPMG LLP as auditors for the Fund for the year ending December 31, 2002, and the Board directed the submission of this recommendation to the shareholders for ratification. Through the Proxy solicited for the Annual Meeting scheduled for February 19, 2002, you will be ratifying the selection of KPMG LLP as the auditor for the year-ending 2001 financial statements for the Fund. The shareholders of the Fund ratified the selection of KPMG LLP as auditors of the Fund for the year ending December 31, 2001 at the February 20, 2001 Annual Meeting of Shareholders. A representative of KPMG LLP will be in attendance at the Annual Meeting of Shareholders on February 19, 2002 to respond to appropriate questions and, at the representative's discretion, to make a statement.

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4. Other Matters Which May Come Before the Meeting

It is not anticipated that any action will be asked of the shareholders other than the matters previously indicated, but if other matters are properly brought before the Annual Meeting, the persons named in the Proxy will vote on such matters in accordance with their best judgment.

Supplementary Comments and Information

Special matters deserving emphasis are set forth under appropriate headings in the text below:

Disclosure of Election Results

In the event any nominee for election to the Board of Directors receives at the Annual Meeting election of Board members a total of negative votes which would equal five percent or more of the total shares voted, a post-meeting disclosure of the name(s) of the nominee(s) will be made by the Fund indicating a list of all directors by name, the number of shares voted for and against, and the total number of shares voted at the meeting for directors. Such report will be made in the next quarterly shareholder letter following the shareholder meeting at which a vote is taken. This information will be provided in addition to the results to be disclosed under Rule 30d-1 under the Investment Company Act of 1940.

Limitation of Exemption from the Proxy Rules for Certain Non-Issuer

Solicitations

The issuer of the enclosed Proxy is the Fund. The Board of Directors of the Fund is not aware of solicitations for Proxies by persons other than the Board of Directors. In the event non-issuer solicitations for Proxies do occur, any statements contained therein will be the responsibility of the solicitors that have made such filing. Such a filing of non-issuer solicitation material with the Securities and Exchange Commission does not constitute a finding by the Commission that such solicitation material is accurate or complete.

Deadline for Proposals for Next Annual Meeting

Shareholders who wish to have a proposal included in the business agenda for the next Annual Meeting of Shareholders to be held February 18, 2003, must have their proposal filed at the office of the Fund by November 25, 2002, which date is estimated to be within the 90 days prior to the printing and mailing of the Proxy Statement to shareholders eligible to vote at that meeting.

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Board of Directors Meetings

The By-Laws of the Fund provide for a fourteen member Board of Directors and the Board of Directors currently has fourteen members. The Board meets five times per year. The scheduled dates for 2002 are January 8, April 12, July 9, October 8, and December 3, 2002. Board meetings are normally held at 4:00 p.m. at the offices of the Fund, with the exception of the December meeting, which will begin at 5:00 p.m. The Board addresses all policy matters in relation to the operation of the Fund, and it reviews and acts upon subjects involving federal and state laws and regulations governing the Fund.

Associations

There is no nominee or Director who is a member or employee or associated with a law firm which the Fund has used during the past two fiscal years or proposes to retain in the current year.

Director, John T. Reed, is a shareholder, officer, and director of an investment banking firm, McCarthy & Co., a registered broker-dealer. In accordance with SEC Rule 2a19-1 under the Investment Company Act, the Board of Directors of the Fund at its meeting on January 8, 2002 confirmed that McCarthy & Co. has not executed any portfolio transactions for the Fund, engaged in any principal transaction with the Fund or distributed shares for the Fund during the time that Mr. Reed has served as a Director of the Fund, and for at least six months prior thereto, and that the Fund and its shareholders will not be adversely affected if McCarthy & Co. does not execute any portfolio transactions for the Fund, engage in any principal transactions with the Fund or distribute any shares of the Fund. Upon the basis of this determination, Mr. Reed is not considered an interested person under Section 2(a)(19) of the Investment Company Act, despite his affiliation with a registered broker-dealer.

Edson L. Bridges II, President of Bridges Investment Counsel, Inc., serves as a director of JAT Investments Limited, of which Mr. Frederick Backer is CEO and President. Mr. Backer has been CEO and President of JAT Investments Limited since 1972 and Mr. Bridges has served as a director of JAT Investments Limited since 1972. Mr. Bridges also serves as a director of N.P. Dodge Company, of which Mr. N. Phillips Dodge Jr. is a CEO. Mr. Dodge has been CEO of N.P. Dodge Company since 1997 and Bridges has served as a director of N.P. Dodge Company since 1971. In addition, Mr. Bridges serves as a director of the Nebraska Methodist Health System, of which Mr. L. B. Thomas is Treasurer. Mr. Thomas has been Treasurer of Nebraska Methodist Health System since 1992 and Mr. Bridges has served as a director of Nebraska Methodist Health System since 1981.

Committees

The Fund has an Administration and Nominating Committee and an Audit Committee, which are comprised solely of independent directors of the Fund. The Director members on each committee are identified below.

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The Administration and Nominating Committee evaluates candidates' qualifications for Board membership, including such candidates' independence from the Fund's investment manager, and makes nominations for independent director membership on the Board. The Administration and Nominating Committee will consider nominees recommended by Fund shareholders. Such recommendations should be in writing and addressed to the Fund, Attention: Administration and Nominating Committee, with the name, address, biographical information and telephone number of the person recommended and of the recommending person. The Administration and Nominating Committee also periodically reviews and makes recommendations with respect to Board governance procedures and compensation. The Administration and Nominating Committee also reviews the Fund investment advisory agreement and makes recommendations to the independent directors and the Fund Board of Directors concerning such agreement.

The Audit Committee establishes the scope of review for the annual audit by KPMG LLP, and its members work with representatives of KPMG LLP to establish such guidelines and tests for the audit which are deemed appropriate and necessary.

The specific assignments to committees of the Board of Directors appear in the two tables set forth below:

ADMINISTRATION AND NOMINATING COMMITTEE	AUDIT COMMITTEE
Frederick N. Backer	John W. Estabrook
N. P. Dodge, Jr., Chairman	Jon D. Hoffmaster
Roger A. Kupka	John J. Koraleski
Gary L. Petersen	John T. Reed, Chairman
Roy A. Smith	L.B. Thomas
Janice D. Stoney	John K. Wilson

Mr. Roy A. Smith is the Lead Independent Director of the Fund, and, in that capacity, Mr. Smith coordinates the activities of these two committees with the management of the Fund.

Professional Appointments and Fees

With respect to the retention of KPMG LLP in 2001 as certified public accountants for the Fund, the Fund receives audit-related and tax preparation services.

The Fund paid KPMG LLP $13,600 during 2001. The breakdown of this fee was as follows:

Audit Fees	$ 9,400
Financial Information System Design and Implementation Fees	0
All Other Fees:
Tax Consulting	1,600
Preparation of Tax Returns	2,600

Total Fees	$ 13, 600

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The appointment of KPMG LLP as certified public accountants for the Fund is reviewed by the Audit Committee pursuant to an annual written proposal for engagement by KPMG LLP; the Audit Committee then recommends to the Board of Directors which in turn has recommended the appointment to the shareholders. KPMG LLP has agreed to provide services in 2002 for $12,600.

The Audit Committee has considered whether the provision of services by KPMG LLP not related to the audit of the financial statements and to the reviews of the interim financial statements is compatible with maintaining KPMG LLP's independence.

Legal fees and services performed on behalf of the Fund have been paid by the investment adviser in accordance with the terms of the agreement between the Fund and the investment adviser. The investment adviser will continue to pay those legal expenses in accordance with the agreement between the Fund and the investment adviser. However, the agreement for legal counsel for the independent directors will embody continuing annual legal expenses to the Fund that had not been present prior to the year 2001. The appointment of attorneys for the Fund is a matter that is reviewed annually by the Board of Directors at its January meeting.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES PROMPTLY.

Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in the Fund, and we would appreciate a phone call or letter to indicate that you expect to be in attendance on February 19, 2002.

By Order of the Board of Directors.

Mary Ann Mason

Secretary